Exhibit 99.1

LuxUrban Hotels Appoints Elan Blutinger Non-Executive Chairman of the Board of Directors

MIAMI, FL, - April 22, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today announced the appointment of Elan Blutinger as Non-Executive Chairman of the Board of Directors, effective April 22, 2024. Mr. Blutinger, who joined the board in February 2024 as part of an overall strategy to strengthen industry representation across the enterprise, succeeds Brian Ferdinand, the Company’s founder, former Chief Executive Officer, and largest shareholder. Mr. Ferdinand will remain a director. Shanoop Kothari, the Company’s co-Chief Executive Officer, becomes the sole Chief Executive Officer under the Company’s previously announced transition plan.

Mr. Ferdinand has pledged his full support of Mr. Blutinger as the ideal choice to help lead the Company through the next phase of its growth and evolution.

“Our previously announced leadership transition has resulted in a significant re-shaping of our management and governance structure,” said Mr. Ferdinand. “Elan is one of the most accomplished and respected travel and hospitality executives in our industry, and his elevation to Chairman is, in my view, the next logical step in this ongoing process.”

“Brian conceived and built one of the most innovative and important businesses in the lodging and hospitality industry in years, and I believe that the Company’s hotel operating model holds great promise for continued expansion,” said Mr. Blutinger. “I am honored for the opportunity to expand my role at this important moment in the Company’s development and focus on increasing shareholder value and enhancing governance, in the years ahead. It’s a great team and I look forward to collaborating more closely with our dedicated leadership.”

Mr. Blutinger is currently Managing Director of Alpine Consolidated, LLC, a merchant bank he co-founded in 1996 and through which he has founded, built, and led initial public offerings for multiple public technology and travel companies in the United States and United Kingdom. He has been both a founder and board member at a variety of companies, including: Great Wolf Resorts, a family entertainment resorts company, which was acquired by Apollo Global Management in 2012; ResortQuest International, a provider of full-service vacation rentals in the US, which was acquired by Wyndham Hotels & Resorts in 2010; Hotels.com, which was sold to IAC/InteractiveCorp. in 2003; and Travel Services International, which was sold to Airtours PLC in 2000.

Mr. Ferdinand concluded, “Founding and growing this company has been one of the most exciting and rewarding endeavors of my professional life. In less than two years we have grown from an idea to an industry recognized, leading operator of hotels under long-term Master Lease Agreements. Although it is never easy to step away from a company that you have built, I am convinced that the time is right. I have every confidence that Elan, our board, and leadership team will skillfully guide LuxUrban into the next phase of its growth. As a member of the board, I look forward to devoting my time to assisting the Company in its expansion initiatives, with a specific focus on property acquisitions and partnerships. As LuxUrban’s largest shareholder, I remain committed to ensuring that the Company operates in a manner that will allow us to reach our full potential and create long-term value.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact
Shanoop Kothari	Devin Sullivan
Chief Executive Officer & Chief Financial Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com